As filed with the Securities and Exchange Commission on September 23, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey (Channel Islands)	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey	JE2 4YE
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206681

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, no par value, of NovoCure Limited, a Jersey (Channel Islands) public limited company (the “Registrant”), as included under the caption “Description of Share Capital” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2015 (Registration No. 333-206681), including exhibits, as amended September 21, 2015, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 23, 2015	NOVOCURE LIMITED

	By:	/s/ Wilhelmus Groenhuysen
		Name:	Wilhelmus Groenhuysen
		Title:	Chief Financial Officer